Item 77Q1(e)

Form of Amended and Restated Schedule A dated as of June 30, 2014 to the Investment Advisory Agreement for International Research Enhanced
Equity Fund. Incorporated herein by reference to the Registrant’s
Registration Statement as filed with the Securities and Exchange
Commission on August 29, 2014 (Accession Number 0001193125-14-327164).